UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2015

BAYLAKE CORP.

(Exact name of registrant as specified in its charter)

Wisconsin	001-16339	39-1268055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

217 North Fourth Avenue Sturgeon Bay, Wisconsin	54235
(Address of principal executive offices)	(Zip code)

                    (920) 743-5551

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 20, 2015, the Board of Directors (the “Board”) of Baylake Corp. (the “Company”) adopted amendments to Article X of the Company’s By-Laws to provide that the Company, rather than Baylake Bank (the “Bank”), shall provide indemnification to directors and officers of the Company in connection with service as a director or officer of the Company, subject to the limitations set forth therein. The amendments also permit the Company, rather than the Bank, to indemnify employees or agents of the Company with respect to actions taken or failed to be taken in their capacity as agents or employees of the Company.  The amendments to Article X also make certain technical changes to references to the Wisconsin Business Corporation Law rather than the Wisconsin Banking Law.  The full text of the amended provisions is attached hereto as Exhibit 3.1 and incorporated herein by reference.

On October 2, 2015, the Company filed a current report on Form 8-K disclosing the Board’s approval of amendments to Article X of the Company’s By-Laws, identical to those described above, noting that the Board had approved the amendments on September 23, 2015.  Due to an administrative error, the Board’s approval on September 23, 2015 did not conform to the technical requirements of the Company’s By-Laws and therefore the amendments to Article X were not effectively adopted on September 23, 2015 as previously indicated.

Item 9.01

Exhibits.

(d)  Exhibits

Exhibit No.	Description

3.1	Amendment to Article X of the By-Laws of Baylake Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 21, 2015

BAYLAKE CORP.

By:  /s/ Kevin L. LaLuzerne

Kevin L. LaLuzerne

Senior Vice President and Chief Financial

Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to Article X of the By-Laws of Baylake Corp.

4